Exhibit (j)


        CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

To the Board of Trustees
   of Ambassador Funds:

We consent to the use of our report, which is incorporated herein by reference, and to the references to our Firm under the headings
"Financial Highlights for Institutional Shares" in the Prospectus, and "Statement of Additional Information/cover letter," "Registered
Independent Public Accounting Firm," and "Financial Statements" in the Statement of Additional Information.


/s/ KPMG LLP

Chicago, Illinois
October 27, 2004